Exhibit 10.9

Form RD 4279-14	FORM APPROVED
(05-07)	OMB No. 0570-0017
UNITED STATES DEPARTMENT OF AGRICULTURE
RURAL DEVELOPMENT
UNCONDITIONAL GUARANTEE
BUSINESS AND INDUSTRY GUARANTEED LOAN PROGRAM

Agency Loan #	42-041-260532635
Agency Loan Name	B&I Guarantee Loan
Borrower	RHA Stroud, LLC
3555 NW 58th Street, Suite 700
Oklahoma City, OK 73112
Guarantor	See page 5.
Guarantor Tax ID#	See page 5.
Lender	Valliance Bank
Date
Note Amount	3,662,000.00
1.	GUARANTEE

Guarantor unconditionally guarantees payment to Lender of 100% of all amounts owing under the Note including any costs. Due under the Note when Lender makes written demand upon Guarantor. Lender is not required to seek payment from any other source before demanding payment from Guarantor.

2.	NOTE

The “Note” is the promissory note dated , 2008 in the principal amount of $3,662,000 Dollars, from Borrower to Lender. It includes all notes, including notes issued under the multi-note system, and any assumptions, renewal, substitution, or replacement of the notes.

According to the Paperwork Reduction Act of 1995, an agency may not conduct or sponsor, and a person is not required to respond to a collection of information unless it displays a valid OMB control number. The valid OMB control number for this information collection is 0570-0017. The time required to complete this information collection is estimated to average 30 minutes per response including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information.

3.	DEFINITIONS

“Collateral” means any property taken as security for payment of the Note or any guarantee of the Note.

“Guarantor” also includes single and multiple Guarantors who sign this Guarantee.

“Loan” means the loan evidenced by the Note.

“Loan Documents” means the documents related to the Loan signed by Borrower, Guarantor, or any other guarantor, or anyone who pledges Collateral.

“Agency” means Rural Business Cooperative Service an Agency of the United States Department of Agriculture, Rural Development.

4.	LENDER’S GENERAL POWERS

With prior written consent from the Agency, Lender may take any of the following actions at any time, without notice to the Guarantor, without Guarantor’s consent and without making demand upon Guarantor.
A.	Modify the terms of the Note or any other Loan Document except to increase the amounts due under the Note;

B.	Refrain from taking any action on the Note, the collateral, or any guarantee;

C.	Compromise or settle with the Borrower or any guarantor of the Note;

D.	Release any Borrower or any guarantor of the Note;

E.	Substitute or release any of the Collateral, whether or not Lender receives anything in return;

F.	Foreclose upon or otherwise obtain, and dispose of, any Collateral at public or private sale, with or without advertisement;

G.	Bid or buy at any sale of Collateral by Lender or any other lien holder, at any price Lender chooses; and

H.	Exercise any rights it has, including those in the Note and other Loan Documents.
These actions will not release or reduce the obligations of Guarantor or create any rights or claims against Lender.

5.	FEDERAL LAW

When the Agency is the holder, the Note and this Guarantee will be construed and enforced under Federal law, including Agency regulations. Lender or Agency may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, the Agency does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Guarantee, Guarantor may not claim or assert any local or state law against the Agency to deny any obligation, defeat any claim of the Agency, or preempt federal law.

6.	RIGHTS, NOTICES, AND DEFENSES THAT GUARANTOR WAIVES

To the extent permitted by law,
A.	Guarantor waives all rights to:
1)	Require presentment, protest, or demand upon Borrower;

2)	Redeem any Collateral before or after Lender disposes of it;

3)	Have any disposition of Collateral advertised; and

4)	Require a valuation of Collateral before or after Lender disposes of it.
B.	Guarantor waives any notice of:
1)	Any default under the Note;

2)	Presentment, dishonor, protest, or demand;

3)	Execution of the Note;

4)	Any action or inaction on the Note or Collateral, such as disbursements, payment, nonpayment, acceleration, intent to accelerate, assignment, collection activity, and incurring enforcement expenses;

5)	Any change in the financial condition or business operations of Borrower or any guarantor;

6)	Any changes in the terms of the Note or other Loan Documents, except increases in the amounts due under the Note; and

7)	The time or place of any sale of other disposition of Collateral.
C.	Guarantor waives defenses based upon any claim that:
1)	Lender failed to obtain any guarantee;

2)	Lender failed to obtain, perfect, or maintain a security interest in any property offered or taken as Collateral;

3)	Lender or others improperly valued or inspected the Collateral;

4)	The Collateral changed in value, or was neglected, lost, destroyed or underinsured;

5)	Lender impaired the Collateral;

6)	Lender did not dispose of any of the Collateral;

7)	Lender did not conduct a commercially reasonable sale;

8)	Lender did not obtain the fair market value of the Collateral;

9)	Lender did not make or perfect a claim upon the death or disability of Borrower or any guarantor of the Note;

10)	Lender made errors or omissions in Loan Documents or administration of the Loan;

11)	The financial condition of Borrower or any guarantor was overstated or has adversely changed;

12)	Lender did not seek payment from the Borrower, any other guarantors, or any Collateral before demanding payment from Guarantor;

13)	Lender impaired Guarantor’s suretyship rights;

14)	Lender modified the Note terms, other than to increase amounts due under the Note. If Lender modifies the Note to increase the amounts due under the Note without Guarantor’s consent, Guarantor will not be liable for the increased amounts and related interest and expenses, but remains liable for all other amounts;

15)	Borrower has avoided liability on the Note; or

16)	Lender has taken an action allowed under the Note, this Guarantee, or other Loan Documents.
7.	DUTIES AS TO COLLATERAL

Guarantor will preserve the Collateral pledged by Guarantor to secure this Guarantee. Lender has no duty to preserve or dispose of any Collateral.
8.	SUCCESSORS AND ASSIGNS

Under this Guarantee, Guarantor includes heirs and successors, and Lender includes its successors and assigns.
9.	GENERAL PROVISIONS
A.	ENFORCEMENT EXPENSES. Guarantor promises to pay all expenses Lender incurs to enforce this Guarantee, including, but not limited to, attorney’s fees and costs.

B.	AGENCY NOT A CO-GUARANTOR. Guarantor’s liability will continue even if the Agency pays Lender. The Agency is not a co-guarantor with Guarantor. Guarantor has no right of contribution from the Agency.

C.	SUBROGATION RIGHTS. Guarantor has no subrogation rights as to the Note or the Collateral until the Note is paid in full.

D.	JOINT AND SEVERAL LIABILITY. All individuals and entities signing as Guarantor are jointly and severally liable.

E.	DOCUMENT SIGNING. Guarantor must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.

F.	FINANCIAL STATEMENTS. Guarantor must give Lender financial statements or other information requested by the Lender. Failure by the Guarantor to submit the requested information can result in the Lender taking appropriate action consistent with applicable law.

G.	LENDER’S RIGHTS CUMULATIVE, NOT WAIVED. Lender may exercise any of its rights separately or together, as many times as it chooses. Lender may delay or forgo enforcing any of its rights without losing or impairing any of them.

H.	ORAL STATEMENTS NOT BINDING. Guarantor may not use an oral statement to contradict or alter the written terms of the Note or this Guarantee, or to raise a defense to this Guarantee.

I.	SEVERABILITY. If any part of this Guarantee is found to be unenforceable, all other parts will remain in effect.

J.	CONSIDERATION. The consideration for this Guarantee is the Loan or any accommodation by Lender as to the Loan.
10.	GUARANTOR ACKNOWLEDGMENT OF TERMS

Guarantor acknowledges that Guarantor has read and understands the significance of all terms of the Note and this Guarantee, including all waivers.
11.	GUARANTOR ACKNOWLEDGEMENT OF FEDERAL DEBT

Guarantor acknowledges and agrees that any loss claim paid by the Agency on the Note shall be a Federal Debt owed by Guarantor up to the amount in paragraph 1. Guarantor agrees to immediately reimburse the Agency for the loss claim. The Agency may use all remedies available to it, including those under the Debt Collection Improvement Act, to recover the Federal Debt from the Guarantor. The Agency’s right to collect from the Guarantor is independent of the Lender’s rights to collect under the Note and will not be affected by any release by the Lender. Any Agency collection under this paragraph does not need to be shared with the Lender.
12.	SIGNATURE(S)

By signing below, each individual or entity becomes obligated as Guarantor under this Guarantee.

/s/ David Hirschhorn, Chairman/CEO	/s/ Dennis M. Smith, Manager

The Tri-Isthmus Group, Inc., 77-0557617	RHA Anadarko, LLC, 26-0532528
By: Rural Hospital Acquisition, LLC as its Manager

/s/ Dennis M. Smith, Manager RHA Tishomingo, LLC, 26-0532690
By: Rural Hospital Acquisition, LLC
as its Manager

/s/ Dennis M. Smith, Manager Rural Hospital Acquisition, LLC, 26-0289589

/s/ David Hirschhorn, President/CEO Surgical Center Acquisition Holdings, Inc., 20-8714448

/s/ Dennis M. Smith, Manager TSG Physicians Group, LLC, 20-3123645
By: Rural Hospital Acquisition, LLC as its Manager

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